Consent of Independent Certified Public Accountants

We hereby consent to the use in this Registration Statement on Form SB-2 (File No.333-334765) of our report, which includes an explanatory paragraph indicating substantial doubt as to the Company's ability to continue as a going concern, dated March 12, 1999, relating to the financial statements of Ixion Biotechnology, Inc. (A Development Stage Company), which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PriceWaterHouseCoopers, LLP


Orlando, Florida
December 9, 1999